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                                                                   EXHIBIT 10.11


                         AMENDMENT TO THE

                    1997 STOCK OPTION PLAN OF

                 ON'VILLAGE COMMUNICATIONS, INC.


         The 1997 Stock Option Plan of On'Village Communications, Inc. (the "1997 Stock Option Plan") is hereby amended as follows:

         1. Section 3.1 of the Plan is hereby amended to read in its entirety as follows:

                  3.     STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

                           3.1 Common Stock. Subject to
                  adjustment as provided in section 9 hereof, the stock to be offered and issued under the Plan shall be shares of common stock, which may be either authorized and unissued stock or treasury shares. The cumulative aggregate number of shares of common stock to be offered and issued under the Plan shall not exceed 300,000. No eligible person shall be granted Options during any twelve-month period covering more than 300,000 shares.

         2. Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

                  4.     ADMINISTRATION

                           4.1 Administration. The Plan shall be
                  administered by the Board or by a committee
                  (the "Committee") to which administration of the Plan, or of part of the Plan, is delegated by the Board. The Board shall appoint and remove members of the Committee in its discretion in accordance with Applicable Laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.